                                                                    Exhibit 1.02

                                Pricing Agreement
                                -----------------

                                                               November 14, 2002


MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
SALOMON SMITH BARNEY INC.
WACHOVIA SECURITIES, INC.
COMMERZBANK CAPITAL MARKETS CORP.
BANC OF AMERICA SECURITIES LLC
BMO NESBITT BURNS CORP.
FLEET SECURITIES, INC.
HVB CAPITAL MARKETS, INC.
WELLS FARGO BROKERAGE SERVICES, LLC
PNC CAPITAL MARKETS, INC.
     c/o Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
     4 World Financial Center
     New York, New York 10080

Ladies and Gentlemen:

         Federal Realty Investment Trust, a Maryland real estate investment trust (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 14, 2002 (the "Underwriting Agreement"), between the Company on the one hand and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Wachovia Securities, Inc., Commerzbank Capital Markets Corp., Banc of America Securities LLC, BMO Nesbitt Burns Corp., Fleet Securities, Inc., HVB Capital Markets, Inc., Wells Fargo Brokerage Services, LLC and PNC Capital Markets, Inc. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of the Representatives pursuant to
Section 12 of the

Underwriting Agreement is Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Time of Delivery and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities (as defined in Schedule II hereto) set forth opposite the name of such Underwriter in Schedule I hereto.

         The obligations of the Underwriters under this Pricing Agreement and the Underwriting Agreement incorporated herein are several and not joint.

         This Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         If the foregoing is in accordance with your understanding, please sign and return this Pricing Agreement to us, and upon acceptance hereof by you, on behalf of each of the Underwriters, this Pricing Agreement and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.


                                     Very truly yours,



                                     FEDERAL REALTY INVESTMENT TRUST


                                     By:
                                        --------------------------------
                                        Name:
                                        Title:
Accepted as of the date hereof:


MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
SALOMON SMITH BARNEY INC.
WACHOVIA SECURITIES, INC.
COMMERZBANK CAPITAL MARKETS CORP.
BANC OF AMERICA SECURITIES LLC
BMO NESBITT BURNS CORP.
FLEET SECURITIES, INC.
HVB CAPITAL MARKETS, INC.
WELLS FARGO BROKERGE SERVICES, LLC
PNC CAPITAL MARKETS, INC.

By:  Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated

By:
    ---------------------------------------
       Name:
       Title:

                                   SCHEDULE I

                                                         Principal Amount of
            Underwriter                                 Designated Securities
-------------------------------------                   ---------------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated ..............................        $42,500,000
Salomon Smith Barney Inc...............................         42,500,000
Wachovia Securities, Inc...............................         42,500,000
Commerzbank Capital Markets Corp.......................          6,000,000
Banc of America Securities LLC.........................          3,000,000
BMO Nesbitt Burns Corp.................................          3,000,000
Fleet Securities, Inc..................................          3,000,000
HVB Capital Markets, Inc...............................          3,000,000
Wells Fargo Brokerage Services, LLC....................          3,000,000
PNC Capital Markets, Inc...............................          1,500,000
                                                              ------------
      Total............................................       $150,000,000
                                                              ============


                                   SCHEDULE II


Title of Designated Securities:

     6 1/8% Notes due November 15, 2007


Aggregate principal amount:

     $150,000,000


Price to Public:

     99.764% of the principal amount of the Designated Securities, plus accrued interest from November 19, 2002 (if settlement occurs after that date)


Purchase Price by Underwriters:

     99.164% of the principal amount of the Designated Securities, plus accrued interest from November 19, 2002 (if settlement occurs after that date)


Specified funds for payment of purchase price:

     Wire transfer of immediately available funds


Indenture:

     Indenture dated as of September 1, 1998, between the Company and Wachovia Bank, National Association (formerly, First Union National Bank), as Trustee


Maturity:

     November 15, 2007


Interest Rate:

     6 1/8%


Interest Payment Dates:

     May 15 and November 15 of each year, commencing May 15, 2003


Redemption Provisions:

         The Designated Securities may be redeemed at any time, in whole or in part, at a redemption price as described in the Prospectus Supplement


Sinking Fund Provisions:

     None

Defeasance provisions:

     The defeasance and covenant defeasance provisions of the Indenture apply to the Designated Securities


Time of Delivery:

     9:00 a.m., New York City time, on November 19, 2002


Closing Location:

     Sidley Austin Brown & Wood LLP
     787 Seventh Avenue
     New York, New York 10019


Names and addresses of Representatives:

     Designated Representatives:

          Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Salomon Smith Barney Inc., Wachovia Securities, Inc., Commerzbank Capital Markets Corp., Banc of America Securities LLC, BMO Nesbitt Burns Corp., Fleet Securities, Inc., HVB Capital Markets, Inc., Wells Fargo Brokerage Services, LLC and PNC Capital Markets, Inc.

     Address for Notices, etc.:

         c/o Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
         4 World Financial Center
         New York, New York 10080
         Attn: Real Estate Investment Banking

                               [Face of Security]

                         FEDERAL REALTY INVESTMENT TRUST

                         6 1/8% Note due November 15, 2007

No.                                                                 $150,000,000
    --------

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $1,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

                  FEDERAL REALTY INVESTMENT TRUST, a Maryland real estate investment trust (herein referred to as the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of One Hundred Fifty Million Dollars on November 15, 2007 (the "Stated Maturity Date") or the date fixed for earlier redemption (the "Redemption Date," and together with the Stated Maturity Date with respect to principal repayable on such date, the "Maturity Date"), and to pay interest thereon from November 19, 2002 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year (each, an "Interest Payment Date"), commencing May 15, 2003, at the rate of 6 1/8% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Company maintained for such purpose; provided, however, that such interest may be paid, at the Company's option, by mailing a check to such Holder at its registered address or by transfer of funds to an account maintained by such Holder within the United States. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The principal of this Note payable on the Stated Maturity Date or the principal of, premium, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Note payable on the Redemption Date will be paid against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including November 19, 2002, if no interest has been paid on this Note) to but excluding such Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, as defined below, principal, premium, if any, and/or interest payable with respect to such Interest Payment Date or Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, on which banks in the City of New York and the City of Charlotte, State of North Carolina, are not required or authorized by law or executive order to close.

                  All payments of principal, premium, if any, and interest in respect of this Note will be made by the Company in immediately available funds.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


                      [This space intentionally left blank]

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: November __, 2002

                                    FEDERAL REALTY INVESTMENT TRUST

                                    By:
                                       -----------------------------------
                                         Steven J. Guttman
                                         Chief Executive Officer and
                                         Trustee

Attest:

--------------------------------
Dawn M. Becker
Vice President, General Counsel
and Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is the Note of the series designated therein referred to in the within-mentioned Indenture.

                                    WACHOVIA BANK, NATIONAL
                                    ASSOCIATION, as Trustee


                                    By:
                                       -------------------------------------
                                               Authorized Signatory

                              [Reverse of Security]
                         FEDERAL REALTY INVESTMENT TRUST

                         6 1/8% Note due November 15, 2007

                  This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of September 1, 1998 (herein called the "Indenture") between the Company and Wachovia Bank, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the duly authorized series of Securities designated as "6 1/8% Notes due November 15, 2007" (collectively, the "Notes"), and the aggregate principal amount of the Notes to be issued under such series is limited to $150,000,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes). All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Notes are subject to redemption at any time, in whole or in part, at the election of the Company, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed, and (2) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 37.5 basis points plus, in each case, accrued interest thereon to the Redemption Date; provided, however, that installments of interest on this Note whose Stated Maturity Date is on or prior to such Redemption Date will be payable to the Holder of this Note, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

                  As used herein:

                  "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than three such Reference Treasury Dealer quotations, the average of all such Quotations.

                  "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

                  "Reference Treasury Dealer" means (1) each of Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. and Wachovia Securities, Inc., and their respective successors; provided, however, that if any of the foregoing cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. New York City time, on the third Business Day preceding such Redemption Date, together in the case of any such redemption with accrued interest to the Redemption Date; provided, however, that installments of interest on this Note whose Stated Maturity Date is on or prior to such Redemption Date will be payable to the Holder of this Note, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

                  Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.

                  In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture.

                  Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

                  The Company will not, and will not permit any Subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 65% of the sum of (without duplication) (i) Total Assets as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (or, if such filing is not permitted under the Securities Exchange Act of 1934, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

                  In addition to the foregoing limitation on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Company or any Subsidiary if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on property of the Company or any Subsidiary is greater than 40% of the sum of (without duplication) (1) Total Assets as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (or, if such filing is not permitted under the Securities Exchange Act of 1934, with the Trustee) prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the occurrence of such additional Debt; provided, however, that for purposes of this limitation, the amount of obligations under capital leases shown as a liability on the Company's consolidated balance sheet shall be deducted from Debt and Total Assets.

                  Furthermore, the Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Debt Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than
1.5 to 1, on an unaudited pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such unaudited pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such unaudited pro forma calculation.

         Furthermore, the Company and each of its Subsidiaries taken as a whole, will, at all times maintain an Unencumbered Total Asset Value (as defined below) in an amount not less than 125% of the aggregate outstanding principal amount of the unsecured Debt of the Company and each of its Subsidiaries, taken as a whole.

                  As used herein,

                  "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

                  "Annual Debt Service Charge" as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, Debt of the Company and its Subsidiaries and the amount of dividends which are payable in respect of any Disqualified Stock (as defined below).

                  "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

                  "Consolidated Income Available for Debt Service" for any period means Funds from Operations (as defined below) of the Company and its Subsidiaries plus amounts which have been deducted for interest on Debt of the Company and its Subsidiaries.

                  "Debt" means any indebtedness of the Company, or any Subsidiary, whether or not contingent, in respect of (without duplication) (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or
         (v) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under
         (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business or for the purposes of guaranteeing the payment of all amounts due and owing pursuant to leases to which the Company is a party and has assigned its interest, provided that such assignee of the Company is not in default of any amounts due and owing under such leases), Debt of another Person (other than the Company or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes.

                  "Funds from Operations" for any period means income available to common shareholders before depreciation and amortization of real estate assets and before extraordinary items less gain on sale of real estate.

                  "Total Assets" as of any date means the sum of (i) the Company's and its Subsidiaries' Undepreciated Real Estate Assets and
         (ii) all other assets of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles (but excluding goodwill).

                  "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

                  "Unencumbered Total Asset Value" as of any date means the sum of (i) those Undepreciated Real Estate Assets not encumbered by any mortgage, lien, charge, pledge or security interest and (ii) all other assets of the Company and each of its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles (but excluding intangibles and accounts receivable), in each case which are unencumbered by any mortgage, lien, charge, pledge or security interest.

                  As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                       7